For Immediate Release

LPL Financial Announces Second Quarter 2022 Results

Key Financial Results
•Net Income was $161 million, translating to diluted earnings per share ("EPS") of $1.97, up 35% from a year ago
•EPS prior to amortization of intangible assets and acquisition costs* increased 21% year-over-year to $2.24
◦Gross profit* increased 18% year-over-year to $711 million
◦Core G&A* increased 14% year-over-year to $286 million
◦EBITDA* increased 28% year-over-year to $311 million

Key Business Results
•Total advisory and brokerage assets decreased 4% year-over-year to $1.06 trillion
◦Advisory assets decreased 3% year-over-year to $559 billion
◦Advisory assets as a percentage of total assets increased to 52.5%, up from 51.9% a year ago
•Total organic net new assets were $37 billion, representing 13% annualized growth, and $108 billion over the past twelve months, representing 10% annualized growth
◦Organic net new advisory assets were $11 billion, representing 7% annualized growth
◦Organic net new brokerage assets were $26 billion, representing 19% annualized growth
•Recruited assets(1) were $44 billion
◦Recruited assets over the trailing twelve months were $84 billion, up approximately 5% from a year ago
•LPL Services Group had annualized revenue of $32 million in Q2, up approximately 60% from a year ago
◦Services Group subscriptions were 3,871 at the end of Q2, up 1,786 year-over-year
•Advisor count(2) was 20,871, up 780 sequentially and 1,757 year-over-year(2)
•Total client cash balances were $70 billion, an increase of $8 billion sequentially and $21 billion year-over-year
◦Client cash balances as a percentage of total assets were 6.5%, up from 5.3% in the prior quarter, and 4.3% a year ago

Key Capital and Liquidity Results
•Corporate cash(3) was $241 million
•Leverage ratio(4) was 2.09x
•Share repurchases were $50 million for 272 thousand shares at an average price of $184 per share
•Dividends paid of $20 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
•CUNA Brokerage Services, Inc. ("CBSI"): Onboarded the retail brokerage and advisory business of CBSI, with $30 billion of total assets, of which $25 billion transitioned onto our platform in Q2
•Boenning & Scattergood: Entered into an agreement to acquire the Private Client Group business of Boenning & Scattergood, a firm with approximately 40 financial advisors who serve approximately $5 billion of advisory and brokerage assets
•Cash Sweep Program: Announced that work is underway to implement the client cash account as our primary sweep overflow vehicle by the end of Q3 2022
•Core G&A*: Given our improved earnings profile, we are accelerating investments to drive and support organic growth and anticipate up to $20 million of additional Core G&A* in 2022. This increases our Core G&A* outlook range to $1,170 million to $1,195 million.

SAN DIEGO — August 2, 2022 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its second quarter ended June 30, 2022, reporting net income of $161 million, or $1.97 per share. This compares with $119 million, or $1.46 per share, in the second quarter of 2021 and $134 million, or $1.64 per share, in the prior quarter.
“Over the past quarter, we remained focused on our mission of taking care of our advisors, so they can take of their clients,” said Dan Arnold, President and CEO. “Amid persistent market volatility, this focus led to another quarter of solid business outcomes, as our advisors continue to reinforce the value they provide to their clients. As we look ahead, we aim to continue investing in our model and increasing our market share within the advisor-centered marketplace.”
“We delivered another quarter of solid results," said Matt Audette, CFO. "We recorded double-digit organic growth, while successfully onboarding CUNA, substantially completing the integration of Waddell & Reed, and signing an agreement to acquire Boenning & Scattergood. Additionally, we are looking forward to onboarding People’s United Bank later this year. As we look ahead, our business momentum and financial strength position us well to continue creating long-term shareholder value.”
Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on August 31, 2022 to all stockholders of record as of August 17, 2022.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Tuesday, August 2. The conference call will be accessible at investor.lpl.com/events, with a replay available until August 23.
Contacts
Investor Relations
investor.relations@lplfinancial.com
(617) 897-4574

Media Relations
media.relations@lplfinancial.com
(980) 321-1232
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader in the markets we serve†, supporting nearly 21,000 financial advisors, including advisors at approximately 1,100 institution-based investment programs and at approximately 500 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-centered model and the belief that Americans deserve access to personalized guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.
† Top RIA custodian (Cerulli Associates, 2020 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (Based on total revenues, Financial Planning magazine 1996-2021); No. 1 provider of third-party brokerage services to banks and credit unions (2020-2021 Kehrer Bielan Research & Consulting Annual TPM Report); Fortune 500 as of June 2021.
LPL and its affiliated companies provide financial services only from the United States.
Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), an SEC-registered broker-dealer and investment advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.
Forward-Looking Statements
Statements in this press release regarding:

•the amount and timing of the onboarding of brokerage and advisory assets from CBSI and People's United Bank ("People's");
•the expected timing, costs and benefits of the shift of our sweep overflow to the client cash account;
•the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2022 Core G&A* outlook);
•future capabilities, future advisor service experience, future investments and capital deployment, long-term shareholder value; and
•any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements.

These forward-looking statements are based on the Company's historical performance and its plans, estimates and expectations as of August 2, 2022. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity or the timing of events to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of CBSI's or People's advisors;
•disruptions in the businesses of the Company, CBSI or People's that could make it more difficult to maintain relationships with their respective advisors and their clients;
•the choice by clients of CBSI's or People's advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's strategy and success in managing client cash program fees;
•changes in the growth and profitability of the Company's fee-based offerings;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenues;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs;
•the effects of the COVID-19 pandemic, including efforts to contain it; and
•the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2021 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income(5)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30,	March 31,		June 30,
	2022	2022	Change	2021	Change
REVENUE
Advisory	$1,001,851	$1,047,097	(4%)	$846,313	18%
Commission	573,376	585,525	(2%)	598,233	(4%)
Asset-based	363,597	296,401	23%	279,620	30%
Service and fee	112,802	112,812	—%	99,473	13%
Transaction	44,416	46,726	(5%)	37,627	18%
Interest income	10,121	7,745	31%	6,914	46%
Other	(67,276)	(30,613)	n/m	30,078	n/m
Total revenue	2,038,887	2,065,693	(1%)	1,898,258	7%
EXPENSE
Advisory and commission	1,304,422	1,374,134	(5%)	1,273,202	2%
Compensation and benefits	196,699	192,034	2%	183,853	7%
Promotional	78,027	87,002	(10%)	64,349	21%
Occupancy and equipment	55,906	51,112	9%	41,452	35%
Depreciation and amortization	48,453	45,454	7%	36,704	32%
Interest expense on borrowings	28,755	27,211	6%	25,171	14%
Brokerage, clearing and exchange	23,362	22,600	3%	23,459	—%
Amortization of other intangibles	21,168	21,196	—%	19,925	6%
Professional services	17,290	19,022	(9%)	22,500	(23%)
Communications and data processing	16,223	15,127	7%	14,930	9%
Other	36,261	37,422	(3%)	31,064	17%
Total expense	1,826,566	1,892,314	(3%)	1,736,609	5%
INCOME BEFORE PROVISION FOR INCOME TAXES	212,321	173,379	22%	161,649	31%
PROVISION FOR INCOME TAXES	51,776	39,635	31%	42,548	22%
NET INCOME	$160,545	$133,744	20%	$119,101	35%
EARNINGS PER SHARE
Earnings per share, basic	$2.01	$1.67	20%	$1.49	35%
Earnings per share, diluted	$1.97	$1.64	20%	$1.46	35%
Weighted-average shares outstanding, basic	79,947	79,976	—%	80,063	—%
Weighted-average shares outstanding, diluted	81,410	81,572	—%	81,728	—%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income(5)
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2022	2021	Change
REVENUE
Advisory	$2,048,948	$1,568,359	31%
Commission	1,158,901	1,155,462	—%
Asset-based	659,998	544,326	21%
Service and fee	225,614	196,297	15%
Transaction	91,142	81,747	11%
Interest income	17,866	13,432	33%
Other	(97,889)	46,252	n/m
Total revenue	4,104,580	3,605,875	14%
EXPENSE
Advisory and commission	2,678,556	2,382,101	12%
Compensation and benefits	388,733	345,393	13%
Promotional	165,029	118,530	39%
Occupancy and equipment	107,018	85,036	26%
Depreciation and amortization	93,907	72,203	30%
Interest expense on borrowings	55,966	50,230	11%
Brokerage, clearing and exchange	45,962	42,823	7%
Amortization of other intangibles	42,364	37,356	13%
Professional services	36,312	38,125	(5%)
Communications and data processing	31,350	26,923	16%
Loss on extinguishment of debt	—	24,400	(100%)
Other	73,683	55,964	32%
Total expense	3,718,880	3,279,084	13%
INCOME BEFORE PROVISION FOR INCOME TAXES	385,700	326,791	18%
PROVISION FOR INCOME TAXES	91,411	78,070	17%
NET INCOME	$294,289	$248,721	18%
EARNINGS PER SHARE
Earnings per share, basic	$3.68	$3.11	18%
Earnings per share, diluted	$3.61	$3.05	18%
Weighted-average shares outstanding, basic	79,961	79,880	—%
Weighted-average shares outstanding, diluted	81,493	81,608	—%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	June 30, 2022	March 31, 2022	December 31, 2021
ASSETS
Cash and equivalents	$700,395	$1,009,693	$495,246
Cash segregated under federal or other regulations	863,500	644,986	1,496,463
Restricted cash	89,833	92,393	80,655
Receivables from clients, net	695,405	624,188	578,889
Receivables from brokers, dealers and clearing organizations	71,555	154,398	102,503
Advisor loans, net	1,035,158	970,368	963,869
Other receivables, net	600,906	587,601	581,483
Investment securities ($35,377, $32,619, and $39,274 at fair value at June 30, 2022, March 31, 2022 and December 31, 2021, respectively)	47,695	43,709	49,192
Property and equipment, net	726,224	685,771	658,841
Goodwill	1,642,468	1,642,468	1,642,443
Other intangibles, net	433,485	433,925	455,028
Other assets	829,862	883,831	886,988
Total assets	$7,736,486	$7,773,331	$7,991,600
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$1,498,374	$1,568,025	$1,712,224
Payables to brokers, dealers and clearing organizations	154,909	149,237	170,119
Accrued advisory and commission expenses payable	199,691	210,884	222,379
Corporate debt and other borrowings, net	2,720,747	2,722,396	2,814,044
Accounts payable and accrued liabilities	363,768	331,333	384,025
Other liabilities	954,937	1,056,450	1,018,276
Total liabilities	5,892,426	6,038,325	6,321,067
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 129,365,714 shares, 129,220,710 shares, and 128,758,086 shares issued at June 30, 2022, March 31, 2022 and December 31, 2021, respectively	129	129	129
Additional paid-in capital	1,879,312	1,861,019	1,841,402
Treasury stock, at cost — 49,427,892 shares, 49,160,358 shares and 48,768,145 shares at June 30, 2022, March 31, 2022 and December 31, 2021, respectively	(2,620,798)	(2,569,035)	(2,498,600)
Retained earnings	2,585,417	2,442,893	2,327,602
Total stockholders’ equity	1,844,060	1,735,006	1,670,533
Total liabilities and stockholders’ equity	$7,736,486	$7,773,331	$7,991,600

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q2 2022	Q1 2022	Change	Q2 2021	Change
Gross Profit(6)
Advisory	$1,001,851	$1,047,097	(4%)	$846,313	18%
Sales-based commissions	252,493	240,331	5%	249,596	1%
Trailing commissions	320,883	345,194	(7%)	348,637	(8%)
Advisory fees and commissions	1,575,227	1,632,622	(4%)	1,444,546	9%
Production-based payout(7)	(1,370,046)	(1,405,698)	(3%)	(1,247,321)	10%
Advisory fees and commissions, net of payout	205,181	226,924	(10%)	197,225	4%
Client cash(8)	156,219	84,721	84%	90,344	73%
Other asset-based(9)	208,489	211,991	(2%)	189,576	10%
Service and fee	112,802	112,812	—%	99,473	13%
Transaction	44,416	46,726	(5%)	37,627	18%
Interest income and other, net(10)	7,358	8,385	(12%)	10,811	(32%)
Total net advisory fees and commissions and attachment revenue	734,465	691,559	6%	625,056	18%
Brokerage, clearing and exchange expense	(23,362)	(22,600)	3%	(23,459)	—%
Gross Profit(6)	711,103	668,959	6%	601,597	18%

G&A Expense
Core G&A(11)	285,973	280,907	2%	251,679	14%
Regulatory charges	8,069	7,323	10%	7,416	9%
Promotional (ongoing)(12)(13)	83,791	87,411	(4%)	64,135	31%
Acquisition costs(13)	8,909	13,323	(33%)	23,782	(63%)
Employee share-based compensation	13,664	12,755	7%	11,136	23%
Total G&A	400,406	401,719	—%	358,148	12%
EBITDA(14)	310,697	267,240	16%	243,449	28%
Depreciation and amortization	48,453	45,454	7%	36,704	32%
Amortization of other intangibles	21,168	21,196	—%	19,925	6%
Interest expense on borrowings	28,755	27,211	6%	25,171	14%
INCOME BEFORE PROVISION FOR INCOME TAXES	212,321	173,379	22%	161,649	31%
PROVISION FOR INCOME TAXES	51,776	39,635	31%	42,548	22%
NET INCOME	$160,545	$133,744	20%	$119,101	35%
Earnings per share, diluted	$1.97	$1.64	20%	$1.46	35%
Weighted-average shares outstanding, diluted	81,410	81,572	—%	81,728	—%
EPS prior to amortization of intangible assets and acquisition costs(15)	$2.24	$1.95	15%	$1.85	21%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2022	Q1 2022	Change	Q2 2021	Change
Market Drivers
S&P 500 Index (end of period)	3,785	4,530	(16%)	4,298	(12%)
Russell 2000 Index (end of period)	1,708	2,070	(17%)	2,311	(26%)
Fed Funds daily effective rate (average bps)	73	12	61bps	7	66bps

Advisory and Brokerage Assets
Advisory assets(16)	$558.6	$624.3	(11%)	$577.6	(3%)
Brokerage assets(17)	506.0	538.8	(6%)	534.7	(5%)
Total Advisory and Brokerage Assets	$1,064.6	$1,163.1	(8%)	$1,112.3	(4%)
Advisory as a % of Total Advisory and Brokerage Assets	52.5%	53.7%	(120bps)	51.9%	60bps

Assets by Platform
Corporate platform advisory assets(18)	$372.1	$415.8	(11%)	$383.6	(3%)
Independent RIA advisory assets(19)	186.5	208.5	(11%)	194.0	(4%)
Brokerage assets	506.0	538.8	(6%)	534.7	(5%)
Total Advisory and Brokerage Assets	$1,064.6	$1,163.1	(8%)	$1,112.3	(4%)

Centrally Managed Assets
Centrally managed assets(20)	$85.6	$93.8	(9%)	$84.7	1%
Centrally Managed as a % of Total Advisory Assets	15.3%	15.0%	30bps	14.7%	60bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2022	Q1 2022	Change	Q2 2021	Change
Net New Assets (NNA)
Net new advisory assets(21)	$11.4	$17.4	n/m	$54.9	n/m
Net new brokerage assets(22)	25.8	0.2	n/m	51.1	n/m
Total Net New Assets	$37.2	$17.6	n/m	$106.0	n/m

Organic Net New Assets(23)
Organic net new advisory assets	$11.4	$17.4	n/m	$21.4	n/m
Organic net new brokerage assets	25.8	0.2	n/m	15.6	n/m
Total Organic Net New Assets	$37.2	$17.6	n/m	$37.1	n/m

Net brokerage to advisory conversions(24)	$1.8	$2.9	n/m	$3.2	n/m
Organic advisory NNA annualized growth(25)	7.3%	10.8%	n/m	17.3%	n/m
Total organic NNA annualized growth(25)	12.8%	5.8%	n/m	15.5%	n/m

Net New Advisory Assets
Corporate platform net new advisory assets(26)	$8.3	$10.6	n/m	$49.0	n/m
Independent RIA net new advisory assets(27)	3.1	6.8	n/m	6.0	n/m
Total Net New Advisory Assets	$11.4	$17.4	n/m	$54.9	n/m
Centrally managed net new advisory assets(28)	$3.2	$3.3	n/m	$4.0	n/m

Client Cash Balances(29)
Insured cash account sweep	$40.8	$32.6	25%	$34.1	20%
Deposit cash account sweep	12.3	9.4	31%	7.6	62%
Total Bank Sweep	53.1	42.0	26%	41.7	27%
Money market sweep	15.0	18.2	(18%)	5.0	n/m
Total Client Cash Sweep Held by Third Parties	68.1	60.2	13%	46.7	46%
Client cash account	1.5	1.6	(6%)	1.5	—%
Total Client Cash Balances	$69.6	$61.7	13%	$48.2	44%
Client Cash Balances as a % of Total Assets	6.5%	5.3%	120bps	4.3%	220bps

Client Cash Balance Average Yields - bps(30)
Insured cash account sweep	134	102	32	98	36
Deposit cash account sweep	63	24	39	24	39
Money market sweep	44	7	37	1	43
Client cash account(31)	52	13	39	15	37
Total Client Cash Balance Average Yield - bps	98	59	39	78	20

Net buy (sell) activity(32)	$5.3	$11.0	n/m	$18.1	n/m

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2022	Q1 2022	Change	Q2 2021	Change
Commission Revenue by Product
Annuities	$311,263	$299,734	4%	$305,100	2%
Mutual funds	168,234	189,527	(11%)	195,688	(14%)
Fixed income	29,013	25,205	15%	34,862	(17%)
Equities	29,909	34,633	(14%)	30,517	(2%)
Other	34,957	36,426	(4%)	32,066	9%
Total commission revenue	$573,376	$585,525	(2%)	$598,233	(4%)

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$129,371	$106,733	21%	$112,619	15%
Mutual funds	39,522	47,545	(17%)	50,250	(21%)
Fixed income	29,013	25,205	15%	34,862	(17%)
Equities	29,909	34,633	(14%)	30,517	(2%)
Other	24,678	26,215	(6%)	21,348	16%
Total sales-based commissions	$252,493	$240,331	5%	$249,596	1%
Trailing commissions
Annuities	$181,892	$193,001	(6%)	$192,481	(6%)
Mutual funds	128,712	141,982	(9%)	145,438	(12%)
Other	10,279	10,211	1%	10,718	(4%)
Total trailing commissions	$320,883	$345,194	(7%)	$348,637	(8%)
Total commission revenue	$573,376	$585,525	(2%)	$598,233	(4%)

Payout Rate(7)	86.97%	86.10%	87bps	86.35%	62bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2022		Q1 2022		Q4 2021
Cash and equivalents	$700,395		$1,009,693		$495,246
Cash at regulated subsidiaries	(546,299)		(828,079)		(284,105)
Excess cash at regulated subsidiaries per the Credit Agreement	87,400		88,551		25,846
Corporate Cash(3)	$241,496		$270,165		$236,987

Corporate Cash(3)
Cash at Parent	$144,358		$172,924		$202,407
Excess cash at regulated subsidiaries per the Credit Agreement	87,400		88,551		25,846
Cash at non-regulated subsidiaries	9,738		8,690		8,734
Corporate Cash	$241,496		$270,165		$236,987

Leverage Ratio
Total debt	$2,743,250		$2,745,925		$2,838,600
Total corporate cash	241,496		270,165		236,987
Credit Agreement Net Debt	$2,501,754		$2,475,760		$2,601,613
Credit Agreement EBITDA (trailing twelve months)(33)	$1,194,944		$1,147,662		$1,150,691
Leverage Ratio	2.09	x	2.16	x	2.26	x

	June 30, 2022
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	LIBOR+125bps	3.037%	3/15/2026
Broker-Dealer Revolving Credit Facility(b)	—	FFR+125bps	2.830%	7/31/2024
Senior Secured Term Loan B	1,043,250	LIBOR+175 bps(c)	2.812%	11/12/2026
Senior Unsecured Notes(d)	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes(e)	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes(f)	400,000	4.375% Fixed	4.375%	5/15/2031
Total / Weighted Average	$2,743,250		3.694%

(a)Secured borrowing capacity of $1 billion at LPL Holdings, Inc. (the "Parent").
(b)Unsecured borrowing capacity of $300 million at LPL Financial LLC.
(c)The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.
(d)The Senior Unsecured Notes were issued in November 2019 at par.
(e)The Senior Unsecured Notes were issued in March 2021 at par.
(f)The Senior Unsecured Notes were issued in May 2021 at par.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2022	Q1 2022	Change	Q2 2021	Change
Advisors
Advisors	20,871	20,091	4%	19,114	9%
Net new advisors	780	215	n/m	1,442	n/m
Annualized advisory fees and commissions per advisor(34)	$308	$327	(6%)	$314	(2%)
Average total assets per advisor ($ in millions)(35)	$51.0	$57.9	(12%)	$58.2	(12%)
Transition assistance loan amortization ($ in millions)(36)	$42.7	$41.4	3%	$34.7	23%
Total client accounts (in millions)	7.6	7.3	4%	6.7	13%

Employees	6,099	6,026	1%	5,265	16%

Services Group
Services Group subscriptions(37)
Professional Services	1,377	1,328	4%	897	54%
Business Optimizers	2,425	2,138	13%	1,188	104%
Planning and Advice	69	63	10%	—	100%
Total Services Group subscriptions	3,871	3,529	10%	2,085	86%

AUM retention rate (quarterly annualized)(38)	98.0%	98.3%	(30bps)	98.4%	(40bps)

Capital Management
Capital expenditures ($ in millions)(39)	$76.3	$73.5	4%	$43.9	74%

Share repurchases ($ in millions)	$50.0	$50.0	—%	$—	100%
Dividends ($ in millions)	20.0	20.0	—%	20.0	—%
Total Capital Returned ($ in millions)	$70.0	$70.0	—%	$20.0	n/m
Weighted-average share count, diluted	81.4	81.6	—%	81.7	—%
Total Capital Returned per Share(40)	$0.86	$0.86	—%	$0.25	n/m

Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS prior to amortization of intangible assets and acquisition costs and Adjusted net income
EPS prior to amortization of intangible assets and acquisition costs is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and EPS prior to amortization of intangible assets and acquisition costs because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense and brokerage, clearing and exchange expense. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; amortization of other intangibles; brokerage, clearing and exchange; interest expense on borrowings; loss on extinguishment of debt; promotional; acquisition costs; employee share-based compensation; and regulatory charges. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of core G&A to the Company’s total expense, please see the endnote disclosures of this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for core G&A to an outlook for total expense cannot be made available without unreasonable effort.
EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of EBITDA to net income, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is consolidated net income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of Credit Agreement EBITDA to net income, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial, associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC-registered broker-dealer and investment advisor. Year-over-year figure reflects the addition of 282 advisors from Waddell & Reed, LLC in Q3 2021 and 562 advisors from CBSI in Q2 2022.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial LLC and The Private Trust Company N.A., in excess of the capital requirements of the Company's Credit Agreement (which, in the case of LPL Financial LLC, is net capital in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1), and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5) Certain financial statement line items in the condensed consolidated statements of income have been reclassified to more closely align with industry practice and the Company's business, and to better serve financial statement users. Prior period amounts have been reclassified to conform to current presentation; however, these reclassifications did not impact total net income.
(6) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q2 2022	Q1 2022	Q2 2021
Total revenue	$2,038,887	$2,065,693	$1,898,258
Advisory and commission expense	1,304,422	1,374,134	1,273,202
Brokerage, clearing and exchange expense	23,362	22,600	23,459
Gross profit	$711,103	$668,959	$601,597

(7) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation expense. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q2 2022	Q1 2022	Q2 2021
Advisory and commission expense	$1,304,422	$1,374,134	$1,273,202
Plus (Less): Advisor deferred compensation expense	65,624	31,564	(25,881)
Production-based payout	$1,370,046	$1,405,698	$1,247,321

Advisory and commission revenue	$1,575,227	$1,632,622	$1,444,546

Payout rate	86.97%	86.10%	86.35%
(8) Consists of revenue from advisors' clients' cash balances in insured bank sweep accounts, money market sweep accounts and interest income on cash that has been segregated under federal or other regulations for the benefit of clients. Interest income on cash segregated under federal or other regulations is classified within Interest income in the condensed consolidated statements of income.
(9) Consists of revenue from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services and revenue from purchased money market funds but does not include fees from client cash programs. Other asset-based revenue is a component of asset-based revenue and is derived from the Company's condensed consolidated statements of income.
(10) Interest income and other, net is a financial measure calculated as interest income plus (less) other revenue, plus (less) advisor deferred compensation expense, less interest income on cash segregated under federal or other regulations. Below is a reconciliation of interest income and other, net to the Company’s interest income and other revenue for the periods presented (in thousands):

	Q2 2022	Q1 2022	Q2 2021
Interest income	$10,121	$7,745	$6,914
(Less) Plus: Other revenue	(67,276)	(30,613)	30,078
Plus (Less): Advisor deferred compensation expense	65,624	31,564	(25,881)
(Less): Interest income on cash segregated under federal or other regulations	(1,111)	(311)	(300)
Interest income and other, net	$7,358	$8,385	$10,811

(11) Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q2 2022	Q1 2022	Q2 2021
Core G&A Reconciliation
Total expense	$1,826,566	$1,892,314	$1,736,609
Advisory and commission	1,304,422	1,374,134	1,273,202
Depreciation and amortization	48,453	45,454	36,704
Interest expense on borrowings	28,755	27,211	25,171
Brokerage, clearing and exchange	23,362	22,600	23,459
Amortization of other intangibles	21,168	21,196	19,925
Total G&A	400,406	401,719	358,148
Promotional (ongoing)(12)(13)	83,791	87,411	64,135
Employee share-based compensation	13,664	12,755	11,136
Acquisition costs(13)	8,909	13,323	23,782
Regulatory charges	8,069	7,323	7,416
Core G&A	$285,973	$280,907	$251,679
(12) Promotional (ongoing) for the three months ended June 30, 2022 and March 31, 2022 includes $5.8 million and $2.3 million, respectively, of support costs related to full-time employees that are classified within compensation and benefits expense in the condensed consolidated statements of income and excludes $1.9 million of expenses incurred as a result of acquisitions during the three months ended March 31, 2022, which are included in the Acquisition costs line item.

(13) Acquisition costs include the costs to setup, onboard and integrate acquired entities. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q2 2022	Q1 2022	Q2 2021
Acquisition costs
Compensation and benefits	$6,661	$5,651	$13,873
Professional services	1,898	5,558	6,277
Promotional(12)	31	1,904	214
Other	319	210	3,418
Acquisition costs	$8,909	$13,323	$23,782

(14) EBITDA is a non-GAAP financial measure. Please see a description of EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of EBITDA to the Company's net income for the periods presented (in thousands):

	Q2 2022	Q1 2022	Q2 2021
EBITDA Reconciliation
Net income	$160,545	$133,744	$119,101
Interest expense on borrowings	28,755	27,211	25,171
Provision for income taxes	51,776	39,635	42,548
Depreciation and amortization	48,453	45,454	36,704
Amortization of other intangibles	21,168	21,196	19,925
EBITDA	$310,697	$267,240	$243,449

(15) Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are non-GAAP financial measures. Please see a description of adjusted net income and EPS prior to amortization of intangible assets and acquisition costs under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs (in thousands, except per share data):

	Q2 2022		Q1 2022		Q2 2021
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$160,545	$1.97	$133,744	$1.64	$119,101	$1.46
Amortization of other intangibles	21,168	0.26	21,196	0.26	19,925	0.24
Acquisition costs	8,909	0.11	13,323	0.16	23,782	0.29
Tax benefit	(7,880)	(0.10)	(9,078)	(0.11)	(11,700)	(0.14)
Adjusted net income / EPS prior to amortization of intangible assets and acquisition costs	$182,742	$2.24	$159,185	1.95	$151,108	$1.85
Diluted share count	81,410		81,572		81,728

(16) Consists of total advisory assets under custody at the Company's broker-dealer subsidiary, LPL Financial, and Waddell & Reed, LLC. As of June 30, 2022, there were no advisory assets under custody at Waddell & Reed, LLC.
(17) Consists of total brokerage assets under custody at the Company's broker-dealer subsidiary, LPL Financial, and Waddell & Reed, LLC. As of June 30, 2022, there were no brokerage assets under custody at Waddell & Reed, LLC.
(18) Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company of Florida, LLC.
(19) Consists of total assets on LPL Financial's independent RIA advisory platform serviced by investment advisor representatives of separate registered investment advisor firms rather than of LPL Financial.
(20) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(21) Consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage accounts as deposits and withdrawals, respectively.
(22) Consists of total client deposits into brokerage accounts, less total client withdrawals from brokerage accounts, plus dividends, plus interest. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively.
(23) Prior to Q4 2021, net new assets and net new assets growth rates do not include the addition of Waddell & Reed, LLC.
(24) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(25) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(26) Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform less total client withdrawals from advisory accounts on its corporate advisory platform, plus dividends, plus interest, minus advisory fees.
(27) Consists of total client deposits into advisory accounts on LPL Financial's independent RIA advisory platform less total client withdrawals from advisory accounts on its independent RIA advisory platform, plus dividends, plus interest, minus advisory fees.
(28) Consists of total client deposits into centrally managed assets accounts less total client withdrawals from centrally managed assets accounts, plus dividends, plus interest, minus advisory fees.

(29) During the second quarter of 2022, the Company updated its definition of client cash balances to include client cash accounts and exclude purchased money market funds. Client cash accounts include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. Prior period disclosures have been updated to reflect this change as applicable. The following table presents the Company's purchased money market funds for the periods presented (in billions):

	Q2 2022	Q1 2022	Q2 2021
Purchased money market funds	$1.9	$1.6	$1.7
(30) Calculated by dividing revenue for the period by the average balance during the period.
(31) Calculated by dividing interest income on cash held in client accounts that has been segregated under federal or other regulations for the period by the average client cash account balance, excluding cash held in client cash accounts that has been used to fund margin lending, during the period.
(32) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(33) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month EBITDA and Credit Agreement EBITDA to net income for the periods presented (in thousands):

	Q2 2022	Q1 2022	Q4 2021
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$505,434	$463,990	$459,866
Interest expense on borrowings	110,150	106,566	104,414
Provision for income taxes	154,804	145,576	141,463
Depreciation and amortization	173,131	161,382	151,428
Amortization of other intangibles	84,268	83,025	79,260
EBITDA	$1,027,787	$960,539	$936,431
Credit Agreement Adjustments:
Acquisition costs and other	$86,944	$101,215	$92,142
Employee share-based compensation expense	45,771	43,243	$41,844
M&A accretion(41)	32,103	40,372	53,550
Advisor share-based compensation expense	2,339	2,293	2,324
Loss on extinguishment of debt	—	—	24,400
Credit Agreement EBITDA	$1,194,944	$1,147,662	$1,150,691
(34) Calculated based on the average advisor count from the current period and prior periods.
(35) Calculated based on the end-of-period total advisory and brokerage assets divided by end-of-period advisor count.
(36) Represents amortization expense on forgivable loans for transition assistance to advisors and financial institutions.
(37) Refers to active subscriptions related to professional services offerings (Business Strategy Services (formerly CFO Solutions), Marketing Solutions, and Admin Solutions) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans, and Assurance Plans), as well as planning and advice services (Paraplanning) for which subscriptions are the number of advisors using the service.
(38) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, over the prior-quarter total advisory and brokerage assets.
(39) Capital expenditures represent cash payments for property and equipment during the period.
(40) Total capital returned per share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(41) M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.